Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 20, 2019 (the “Closing Date”), KLA-Tencor Corporation (“KLA” or the “Company”), a Delaware corporation, completed the previously announced acquisition of Orbotech Ltd., (“Orbotech”), a company organized under the laws of the State of Israel, pursuant to an Agreement and Plan of Merger, dated as of March 18, 2018 (as amended on May 11, 2018), by and among the Company, Orbotech and Tiburon Merger Sub Technologies Ltd., a company organized under the laws of the State of Israel and the Company’s indirect wholly owned subsidiary (the “Merger”). On November 2, 2018, the Company entered into that certain Incremental Facility, Extension and Amendment Agreement relating to the Credit Agreement, dated November 30, 2017, between, among others, the Company and JPMorgan Chase Bank, N.A. (together, the “Credit Agreement” and the “Credit Facility”). The Company borrowed $900 million in aggregate principal amount under the Credit Facility to partially fund the cash purchase consideration of the Merger (the “Financing”).

The unaudited pro forma condensed combined statements of operations and balance sheet give effect to the Merger and the Financing (together, the “Transactions”) as if the Transactions occurred on July 1, 2017, the beginning of KLA’s most recently completed fiscal year, for statement of operations purposes and on December 31, 2018 for balance sheet purposes.

KLA’s fiscal year ends June 30 and Orbotech’s fiscal year ends December 31. The unaudited pro forma condensed combined balance sheet as of December 31, 2018 combines the historical unaudited condensed consolidated balance sheet of KLA as of December 31, 2018 with the historical audited consolidated balance sheet of Orbotech as of December 31, 2018.

The unaudited pro forma condensed combined statement of operations for the six months ended December 31, 2018 combines KLA’s historical unaudited condensed consolidated statement of operations for the six months ended December 31, 2018 with Orbotech’s historical unaudited condensed consolidated statement of operations for the six months ended December 31, 2018. The unaudited pro forma condensed combined statement of operations for the fiscal year ended June 30, 2018 combines KLA’s historical audited consolidated statement of operations for the fiscal year ended June 30, 2018 with Orbotech’s historical unaudited condensed consolidated statement of operations for the twelve months ended June 30, 2018. Orbotech’s historical unaudited condensed consolidated statement of operations for the six months ended December 31, 2018 was derived from its audited consolidated statement of operations for the fiscal year ended December 31, 2018, adjusted to exclude the six months ended June 30, 2018. Orbotech’s historical unaudited condensed consolidated statement of operations for the twelve months ended June 30, 2018 was derived from its audited consolidated statement of operations for the year ended December 31, 2017, adjusted to exclude the six months ended June 30, 2017 and to include the six months ended December 31, 2017, and from its audited consolidated statement of operations for the year ended December 31, 2018, adjusted to include the six months ended June 30, 2018 and to exclude the six months ended December 31, 2018.

This unaudited pro forma condensed combined financial information should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements and in conjunction with the following:

•

the separate historical unaudited condensed consolidated financial statements of KLA as of and for the six months ended December 31, 2018, included in KLA’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on January 29, 2019;

•

the separate historical audited consolidated financial statements of KLA as of June 30, 2018 and 2017 and for the three years ended June 30, 2018, included in KLA’s Annual Report on Form 10-K filed with the SEC on August 6, 2018;

•

the separate historical audited consolidated financial statements of Orbotech as of December 31, 2018 and 2017 and for the three years ended December 31, 2018, included in Exhibit 99.1 of KLA’s Current Report on Form 8-K filed with the SEC on March 11, 2019; and

•

the separate historical unaudited condensed consolidated financial information of Orbotech for the six months ended June 30, 2018 and 2017, included in Orbotech’s Report on Form 6-K furnished with the SEC on August 2, 2018 and August 3, 2017, respectively.

The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the Transactions, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the operating results of the combined company. The Merger has been accounted for as a business combination. The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with the business combination accounting guidance as provided in Accounting Standards Codification 805, Business Combinations, with KLA treated as the accounting acquirer in the Merger. The Financing is included in the unaudited pro forma financial information reflecting the terms and rates based on the Credit Agreement.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or consolidated financial condition would have been had the Transactions been completed on the dates indicated, nor do they purport to project the future consolidated results of operations or consolidated financial condition for any future period or as of any future date. The actual results reported by the combined company in periods following the Transactions may differ significantly from those that are reflected in the unaudited pro forma condensed combined financial information for a number of reasons, including the effects of applying final purchase price accounting and the incremental costs incurred to integrate the two companies. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of anticipated synergies, operating efficiencies, integration costs or cost savings that may result from the Merger.

Certain amounts in the historical consolidated financial statements of Orbotech have been reclassified in the unaudited pro forma condensed combined financial information to conform to KLA’s financial statement presentation, and certain adjustments have been recorded to the unaudited condensed combined pro forma financial information to Orbotech’s financial statements to the accounting policies used by KLA. The unaudited pro forma adjustments are based upon available information and certain assumptions that KLA believes are reasonable under the circumstances. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2018

(Amounts in millions)

	Historical
	KLA-Tencor Corporation	Orbotech Ltd.	Reclassification		Merger Pro Forma		Financing		Pro Forma Combined
	As of December 31,	As of December 31,	Adjustments		Adjustments		Adjustments		As of December 31,
	2018	2018	(Note 4)		(Note 5)		(Note 6)		2018
ASSETS
Current assets:
Cash and cash equivalents	$1,794	$323	$—		$(2,036)	5(a)	$900	6(a)	$981
Marketable securities	900	—	—		—		—		900
Short-term deposits	—	1	(1)	4(a)	—		—		—
Accounts receivable, net	658	302	—		(48)	5(b)	—		912
Inventories	1,006	216	—		82	5(b)(c)	—		1,304
Other current assets	127	143	1	4(a)	—		—		271

Total current assets	4,485	985	—		(2,002)		900		4,368
Land, property and equipment, net	306	77	—		34	5(c)	—		417
Goodwill	361	283	—		1,369	5(d)	—		2,013
Deferred income taxes	225	39	—		—		—		264
Marketable securities	—	—	—		—		—		—
Funds in respect of employee rights upon retirement	—	11	(11)	4(b)	—		—		—
Equity method investees and other receivables	—	1	(1)	4(b)	—		—		—
Purchased intangibles, net	24	125	—		1,300	5(c)	—		1,449
Other non-current assets	204	—	12	4(b)	2	5(c)	—		218

Total assets	$5,605	$1,521	$—		$703		$900		$8,729

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$153	$71	$—		$—		$—		$224
Deferred system revenue	196	—	—		—		—		196
Deferred service revenue	169	—	53	4(c)	(20)	5(c)	—		202
Deferred income	—	53	(53)	4(c)	—		—		—
Current portion of long-term debt	250	16	—		(16)	5(e)	—		250
Other current liabilities	715	148	—		—		—		863

Total current liabilities	1,483	288	—		(36)		—		1,735
Non-current liabilities:
Long-term debt	1,988	40	—		(40)	5(e)	900	6(a)	2,888
Deferred service revenue	90	—	—		—		—		90
Liability for employee rights upon retirement	—	28	(28)	4(d)	—		—		—
Deferred income taxes	—	24	(24)	4(d)	—		—		—
Other tax liabilities	—	15	(15)	4(d)	—		—		—
Deferred and Contingent payment in respect to Frontline Acquisition	—	12	(12)	4(d)	—		—		—
Other non-current liabilities	446	—	79	4(d)	618	5(f)	—		1,143

Total liabilities	4,007	407	—		542		900		5,856
Commitments and contingencies
Stockholders’ equity:
Common stock and capital in excess of par value	619	453	—		889	5(g)	—		1,961
Retained earnings	1,049	760	—		(828)	5(h)	—		981
Accumulated other comprehensive income (loss)	(70)	—	—		—		—		(70)
Less: Treasury shares at cost	—	(100)	—		100	5(i)	—		—

Total stockholders’ equity	1,598	1,113	—		161		—		2,872
Non-controlling interests	—	1	—		—		—		1

Total liabilities and stockholders’ equity	$5,605	$1,521	$—		$703		$900		$8,729

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended December 31, 2018

(Amounts in millions, except shares and per share data)

	Historical
	KLA-Tencor Corporation	Orbotech Ltd.	Reclassification		Merger Pro Forma		Financing		Pro Forma Combined
	Six Months Ended	Six Months Ended	Adjustments		Adjustments		Adjustments		Six Months Ended
	December 31, 2018	December 31, 2018	(Note 4)		(Note 5)		(Note 6)		December 31, 2018
Revenues	2,213	525	—		(12)	5(j)	—		2,726
Costs and expenses:
Costs of revenues	790	283	7	4(e)	43	5(j)(k)(l)(m)(n)	—		1,123
Research and development, net	319	77	—		2	5(k)(m)(n)	—		398
Selling, general and administrative	227	89	8	4(e)(g)	42	5(k)(l)(m)(n)(o)	—		366
Equity in earnings of frontline	—	(2)	—		—		—		(2)
Amortization of intangible assets	—	13	(13)	4(e)	—		—		—
Gain on Frontline Step Acquisition	—	(91)	91	4(f)	—		—		—
Transaction cost pending merger with KLA	—	2	(2)	4(g)
Interest expense	53	—	1	4(f)	(1)	5(p)	16	6(b)	69
Other expense (income), net	(19)	—	(83)	4(f)	—		—		(102)
Financial expenses - net	—	9	(9)	4(f)	—		—		—

Income before income taxes	843	145	—		(98)		(16)		874
Provision for income taxes	78	25	—		(20)	5(q)	(4)	6(c)	79

Net income (loss)	765	120	—		(78)		(12)		795
Net loss (income) attributable to non-controlling interest	—	(1)	—		—		—		(1)

Net income (loss)	765	121	—		(78)		(12)		796

Net income (loss) per share:
Basic (in dollars per share)	$4.98								$4.80
Diluted (in dollars per share)	$4.96								$4.77
Cash dividends declared per share (in dollars per share)	$—

Weighted-average number of shares (in thousands):
Basic	153,684								165,977	5(r)
Diluted	154,389								167,514	5(r)

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended June 30, 2018

(Amounts in millions, except share and per share data)

	Historical
	KLA-Tencor Corporation	Orbotech Ltd.	Reclassification		Merger Pro Forma		Financing		Pro Forma Combined
	Year Ended	Twelve Months Ended	Adjustments		Adjustments		Adjustments		Year Ended
	June 30, 2018	June 30, 2018	(Note 4)		(Note 5)		(Note 6)		June 30, 2018
Revenues	4,037	1,021	—		(11)	5(j)	—		5,047
Costs and expenses:
Costs of revenues	1,447	537	13	4(e)	93	5(j)(k)(l)(m)(n)	—		2,090
Research and development, net	609	135	—		5	5(k)(m)(n)	—		749
Selling, general and administrative	444	158	16	4(e)(g)	96	5(k)(l)(m)(n)(o)	—		714
Equity in earnings of frontline	—	(5)	—		—		—		(5)
Amortization of intangible assets	—	25	(25)	4(e)	—		—		—
Gain from release of AMST earn-out payment obligation	—	(1)	1	4(f)	—		—		—
Transaction cost pending merger with KLA	—	4	(4)	4(g)	—		—		—
Interest expense	114	—	3	4(f)	(3)	5(p)	33	6(b)	147
Other expense (income), net	(33)	—	—		—		—		(33)
Financial expenses - net	—	4	(4)	4(f)	—		—		—

Income before income taxes	1,456	164	—		(202)		(33)		1,385
Provision for income taxes	654	7	—		(43)	5(q)	(10)	6(c)	608

Net income (loss)	802	157	—		(159)		(23)		777
Net loss (income) attributable to non-controlling interest	—	(2)	—		—		—		(2)

Net income (loss)	802	159	—		(159)		(23)		779

Net income (loss) per share:
Basic (in dollars per share)	$5.13								$4.62
Diluted (in dollars per share)	$5.10								$4.57
Cash dividends declared per share (in dollars per share)	$2.52

Weighted-average number of shares (in thousands):
Basic	156,346								168	,639(r)
Diluted	157,378								170	,503(r)

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1.	Basis of Presentation

On February 20, 2019 (the “Closing Date”), KLA-Tencor Corporation (“KLA” or the “Company”), a Delaware corporation, completed the previously announced acquisition of Orbotech Ltd., (“Orbotech”), a company organized under the laws of the State of Israel, pursuant to an Agreement and Plan of Merger, dated as of March 18, 2018 (as amended on May 11, 2018), by and among the Company, Orbotech and Tiburon Merger Sub Technologies Ltd., a company organized under the laws of the State of Israel and the Company’s indirect wholly owned subsidiary (the “Merger”). The Company borrowed $900 million in aggregate principal amount under the Credit Facility to partially fund the cash purchase consideration of the Merger (the “Financing”). Prior to the completion of the Merger, on December 24, 2018, Orbotech acquired all of the equity interests it did not previously own in Frontline P.C.B. Solutions Limited Partnership (“Frontline”) and, as a result, Frontline became a wholly-owned subsidiary of Orbotech. Because the operating results of Frontline from July 1, 2017 to December 24, 2018 are immaterial to Orbotech and KLA, the unaudited pro forma condensed combined statements of operations do not give effect to the consolidation of Frontline operating results for the fiscal year ended June 30, 2018 or the period from July 1, 2018 to December 24, 2018. The unaudited pro forma condensed combined statements of operations also have not been adjusted for the $91 million non-recurring gain resulting from Orbotech’s acquisition of Frontline included in Orbotech’s historical statement of operations for the six months ended December 31, 2018.

The unaudited pro forma condensed combined statements of operations and balance sheet give effect to the Merger and the Financing (together, the “Transactions”) as if the Transactions occurred on July 1, 2017, the beginning of KLA’s most recently completed fiscal year, for statement of operations purposes and on December 31, 2018 for balance sheet purposes.

KLA and Orbotech have different fiscal years, with KLA’s fiscal year end June 30 and Orbotech’s fiscal year end December 31. The unaudited pro forma condensed combined balance sheet as of December 31, 2018 combines the historical unaudited condensed consolidated balance sheet of KLA as of December 31, 2018 with the historical audited consolidated balance sheet of Orbotech as of December 31, 2018.

The unaudited pro forma condensed combined statement of operations for the six months ended December 31, 2018 combines KLA’s historical unaudited condensed consolidated statement of operations for the six months ended December 31, 2018 with Orbotech’s historical unaudited condensed consolidated statement of operations for the six months ended December 31, 2018. The unaudited pro forma condensed combined statement of operations for the fiscal year ended June 30, 2018 combines KLA’s historical audited consolidated statement of operations for the fiscal year ended June 30, 2018 with Orbotech’s historical unaudited consolidated statement of operations for the twelve months ended June 30, 2018. Orbotech’s historical unaudited consolidated statement of operations for the six months ended December 31, 2018 was derived from its audited condensed consolidated statement of operations for the fiscal year ended December 31, 2018, adjusted to exclude the six months ended June 30, 2018. Orbotech’s historical unaudited condensed consolidated statement of operations for the twelve months ended June 30, 2018 was derived from its audited consolidated statement of operations for the year ended December 31, 2017, adjusted to exclude the six months ended June 30, 2017 and to include the six months ended December 31, 2017, and from its audited condensed consolidated statement of operations for the year ended December 31, 2018, adjusted to include the six months ended June 30, 2018 and to exclude the six months ended December 31, 2018.

2.	Significant Accounting Policies

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in KLA’s audited financial statements as of June 30, 2018. Management has substantially completed the review of Orbotech’s accounting policies and based on its analysis to date has determined, other than as described in Notes 5(b) and 5(j) below, that no significant adjustments are necessary to conform Orbotech’s financial statements to the accounting policies used by KLA in the preparation of the unaudited pro forma condensed combined financial information. Certain reclassifications have been reflected in the pro forma adjustments to conform Orbotech’s presentation to KLA’s in the unaudited pro forma condensed combined balance sheet and statements of operations. These reclassifications have no effect on previous reported total assets, total liabilities, and shareholders’ equity, or income from continuing operations of KLA or Orbotech.

3.	Calculation of Purchase Consideration and Purchase Price Allocation of the Transactions

Merger Consideration

The fair value of consideration transferred upon consummation of the Merger includes the value of the Cash Consideration (as defined below), the fair value of KLA common stock issued as part of the Merger and the portion of the fair value of KLA replacement equity awards attributable to pre-combination service. The purchase consideration is as follows:

(dollars in millions)
Cash for outstanding Orbotech shares(1)	$1,902
Value of KLA common stock issued for outstanding Orbotech Shares (2)	1,325
Cash for Orbotech equity awards (3)	10
Value of KLA common stock issued to settle Orbotech equity awards (4)	6
Value of KLA replacement equity awards attributable to precombination services (5)	11

Total Merger Consideration	$3,254

Total cash consideration	$1,912
Total equity consideration	1,342

Total Merger Consideration	$3,254

(1)

Represents the total cash paid to Orbotech shareholders for outstanding Orbotech shares as Cash Consideration (“Cash Consideration”). The amount is based on 48,943,593 Orbotech Shares issued and outstanding as of February 20, 2019 and Cash Consideration of $38.86 per Orbotec share.

(2)

Represents the fair value of 12,235,885 shares of KLA common stock issued to Orbotech shareholders for outstanding Orbotech shares as Stock Consideration (“Stock Consideration” and, together with the Cash Consideration, “Merger Consideration”). The amount is based on 48,943,593 Orbotech shares issued and outstanding as of February 20, 2019, the Closing Date of the Merger, Stock Consideration of 0.25 of a share of KLA common stock per Orbotech share, and the closing KLA common stock price on February 19, 2019, the date immediately preceding the Closing Date of the Merger, of $108.26.

(3)

Includes the Cash Consideration of $9 million for the net settlement of vested and unsettled Orbotech stock options, and $1 million for the total of accelerated vesting of restricted stock unit awards and fractional shares related to common stock as of February 20, 2019.

(4)

Represents the fair value of share of KLA common stock issued to settle the intrinsic value remaining after the Cash Consideration settlement representing approximately 56,719 Orbotech stock options vested and unsettled as of February 20, 2019. The amount is based on the Stock Consideration and the closing KLA common stock price on February 19, 2019 of $108.26.

(5)

Represents the fair value of KLA’s replacement equity awards for pre-combination services. Pursuant to the terms of the Merger Agreement, Orbotech’s outstanding equity awards that are unvested as of the Closing Date will be replaced by KLA equity awards with the same terms and conditions. A portion of the fair value of KLA’s replacement equity awards issued represents consideration transferred, while a portion represents post-combination compensation expense based on the vesting terms of the equity awards.

Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Orbotech are recorded at fair value as of the effective date of the Merger and added to those of KLA. The final purchase price allocation will be based on Orbotech’s net assets acquired as of the date of the Merger. The valuation results used for pro forma purposes are as of December 31, 2018 and are preliminary. The following table sets forth the allocation of Merger Consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Orbotech based on Orbotech’s unaudited consolidated balance sheet as of December 31, 2018, with the excess recorded to goodwill (in millions):

Purchase price allocation	(dollars in millions)
Cash and cash equivalents	$323
Short-term deposit	1
Accounts receivable	254
Inventory	298
Other current assets	143
Property, plant and equipment	111
Deferred income taxes	39
Intangible assets	1,425
Other non-current assets	14

Total assets	2,608

Accounts payable	71
Unearned revenue	33
Current portion of long-term debt	16
Other current liabilities	148
Long-term debt	40
Other non-current liabilities	697

Total liabilities	1,005

Net assets acquired (a)	1,603

Purchase consideration	3,254
Value of non-controlling interest	1

Purchase consideration and value of non-controlling interest (b)	3,255

Goodwill attributable to Merger (b) - (a)	$1,652

Goodwill represents excess of Merger Consideration over the fair value of the underlying net assets acquired. In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill is not amortized, but instead is reviewed for impairment at least annually, absent any indicators of impairment. Goodwill is attributable to the assembled workforce of Orbotech, planned growth in new markets and synergies expected to be achieved from the combined operations of KLA and Orbotech. Goodwill recorded in the Merger is not expected to be deductible for tax purposes.

The deferred tax assets included in deferred income taxes above and the deferred tax liabilities included in other non-current liabilities above represent the deferred tax impact associated with the incremental differences in book and tax basis created from the purchase price allocation based upon the fair value of the identifiable intangible assets and liabilities. Deferred taxes associated with fair value adjustments reflect the statutory tax rates in the various jurisdictions where the taxes subject to adjustment are incurred. Deferred taxes also includes the estimated deferred tax liability recognized related to the outside basis differences in Orbotech Ltd. and its subsidiaries where there is insufficient evidence to show that the outside basis differences will be invested indefinitely. The determination of the tax consequence is preliminary and is subject to change based on additional information to be obtained with regard to the planned repatriation of foreign earnings.

Intangible Assets

Identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of the following:

Intangible Assets	Fair Value (dollars in millions)	Estimated Useful Life (in years)
Developed technology	$665	6
In-process technology	366	n/a
Customer related assets	275	9
Backlog	60	1
Trade name	59	5

Total	$1,425

In-process technology is recorded at fair value as an indefinite-lived intangible asset at the effective date of the merger until completion or abandonment of the associated research and development efforts. Upon completion of development, acquired in-process technology assets are considered amortizable, finite-lived assets. The information used in determination of the identifiable intangible assets and related amortization is based upon factual information such as actual purchase price calculations used for financial reporting purposes in transactions where the acquired targets were similar to Orbotech.

The amortization related to the identifiable intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations based on the estimated useful lives above and as further described in Note 5(k) below. The identifiable intangible assets and related amortization are based on the preliminary valuation results as of December 31, 2018. In addition, the periods the amortization impacts are based upon the periods in which the associated economic benefits or detriments are expected to be derived or, where appropriate, based on the use of a straight-line method.

4.	Reclassifications

(a)	Represents the reclassification of Orbotech’s Short-term deposits into Other current assets to conform to KLA’s balance sheet presentation.

(b)

Represents the reclassification of Orbotech’s Funds in respect of employee rights upon retirement and Equity method investees and other receivables into Other non-current assets to conform to KLA’s balance sheet presentation.

(c)	Represents the reclassification of Orbotech’s Deferred income into Deferred service revenue to conform to KLA’s balance sheet presentation.

(d)

Represents the reclassification of Orbotech’s Liabilities for employee rights upon retirement, Deferred income taxes, Other tax liabilities, and Deferred and contingent payment in respect of the Frontline acquisition into Other non-current liabilities to conform to KLA’s balance sheet presentation.

(e)	Represents the reclassification of Orbotech’s Amortization of intangible assets into Cost of revenues and Selling, general and administrative to conform to KLA’s statement of operations presentation.

(f)

Represents the reclassification of Orbotech’s Financial expenses – net, Gain from release of AMST earn-out payment obligation, and Gain on Frontline Step Acquisition into Interest expenses and Other expenses (income), net to conform to KLA’s statement of operations presentation. As discussed earlier, the unaudited pro forma condensed combined statements of operations have not been adjusted for the $91 million non-recurring gain resulting from Orbotech’s acquisition of Frontline included in Orbotech’s historical statement of operations for the six months ended December 31, 2018. Instead, the gain has only been reclassified to Other expenses (income) to conform to KLA’s statement of operations presentation.

(g)	Represents the reclassification of Orbotech’s Transaction cost pending merger with KLA into Selling, general and administrative to conform to KLA’s statement of operations presentation.

5.	Merger related adjustments

Adjustments to the pro forma condensed combined balance sheet related to the Merger include the following:

(a)

Reflects the use of the combined company cash balance, including (i) the Cash Consideration paid, (ii) KLA and Orbotech transaction costs to close the Merger, (iii) Orbotech debt instruments repaid concurrent with the closing of the Merger, including any fees associated with the repayment, and (iv) payment of cash-based retention awards.

(dollars in millions)
Cash Consideration paid for Orbotech ordinary shares, options, and RSUs	$(1,912)

Repayment of Orbotech debt	(56)
Merger costs paid and anticipated to be paid (1)	(53)
Payment of cash-based retention awards (2)	(15)

Net cash outflow	$(2,036)

(1)

These Merger costs have been excluded from the pro forma statements of operations, as they are not expected to have a continuing impact on the combined results. Refer to Note 5(h) for the corresponding adjustment on retained earnings.

(2)

Orbotech expects to pay up to a total of $16 million of cash-based retention awards in connection with the Merger. Of this amount, $15 million has been paid as of the Closing Date, with the remaining $1 million expected to be paid on the one-year anniversary of the Closing Date. These cash-based retention awards have not been reflected in the pro forma statements of operations, as they are not expected to have a continuing impact on the combined results.

(b)

Reflects an adjustment of $48 million to increase Inventories and decrease Accounts receivables to conform Orbotech’s revenue and cost recognition procedures with those of KLA. Refer to Note 5(j) for the corresponding adjustment on the pro forma condensed consolidated statements of operations.

(c)	Reflects the acquisition method of accounting based on the fair value of the assets and liabilities of Orbotech and the fair value of intangible assets acquired as discussed in Note 3 above.

(dollars in millions)
Inventories - Elimination of historical balance	$(216)
Inventories - Fair value	250

Inventory pro forma fair value adjustment (1)	$34

Property, plant and equipment - Elimination of historical balance	$(77)
Property, plant and equipment - Fair value	111

Total property, plant, and equipment pro forma adjustment	$34

Intangible assets - Elimination of historical balance	$(125)
Intangible assets - Fair value	1,425

Total intangible assets pro forma adjustment	$1,300

Deferred service revenue - Elimination of historical balance	$(53)
Deferred service revenue - Fair value	33

Total intangible assets pro forma adjustment	$(20)

Favorable Component of Leases - Fair value	$2

Total other non-current assets pro forma adjustment	$2

(1)

After the Merger, the step-up in inventory fair value will increase cost of revenue as the inventory is sold. This increase is not reflected in the pro forma condensed combined statements of operations because it does not have a continuing impact, as the stepped-up inventory is expected to fully turn over in the five months following the Closing Date.

(d)

Reflects the elimination of Orbotech historical goodwill of $283 million and the recognition of $1,652 million of goodwill for Merger Consideration in excess of the fair value of the net assets acquired in the Merger.

(e)	Reflects the repayment of Orbotech debt instruments at closing of the Merger, including $16 million of current portion and $40 million of non-current portion.

(f)

Reflects the $427 million deferred tax impact associated with the incremental differences in book and tax basis created from the purchase price allocation. Deferred taxes associated with fair value adjustments reflect the statutory tax rates in the various jurisdictions where the taxes subject to adjustment are incurred. This adjustment also reflects $191 million of estimated deferred tax liability recognized related to the outside basis differences in Orbotech and its subsidiaries where there is insufficient evidence to show that the outside basis differences will be invested indefinitely. The estimated deferred tax liability is determined by applying the parent entity’s statutory income tax rate to each subsidiary’s retained earnings as of December 31, 2018 net of any applicable estimated foreign tax credits and including any applicable withholding taxes. The determination of the tax consequence is preliminary and is subject to change based on additional information to be obtained with regard to the planned repatriation of foreign earnings.

(g)

Reflects a total adjustment of $889 million comprised of (i) the issuance of KLA common stock to shareholders of Orbotech in connection with the Merger and to settle vested Orbotech equity awards, for a total value of $1,331 million based the closing KLA common stock price on February 19, 2019, the date immediately preceding the Closing Date of the Merger, on the Nasdaq Global Select Market, and (ii) $11 million for the fair value of Orbotech equity awards assumed for pre-combination service at closing of the Merger, as described in Note 3 above, (iii) offset by the elimination of Orbotech’s historical ordinary shares of $453 million. The remaining portion of the fair value of KLA replacement equity awards will be included in post-combination share-based compensation expense as the Orbotech employees continue to provide service over the remaining vesting period.

(dollars in millions)
KLA Common Stock issued for outstanding Orbotech Shares	$1,325
Value of KLA Common Stock issued to settle Orbotech equity awards	6
Value of KLA replacement equity awards attributable to precombination services	11

Total issuance of KLA Common Stock	1,342
Elimination of Orbotech historical ordinary shares and capital in excess of par value	(453)

Total common stock pro forma adjustment	$889

(h)

Reflects the adjustment to KLA’s retained earnings to record (i) elimination of Orbotech retained earnings of $760 million, (ii) KLA’s Merger transaction costs of $20 million, (iii) Orbotech’s Merger transaction costs of $33 million (as described in Note 5(a) above), and (iv) KLA’s payment of cash-based retention awards of $15 million (as described in Note 5(a) above). The Merger transaction costs primarily consist of investment banking fees, legal and accounting services. These Merger transaction costs and retention cash awards are not reflected in the unaudited pro forma condensed combined statements of operations because they are not expected to have a continuing impact on the operating results of the combined company.

(i)	Reflects the elimination of Orbotech’s historical treasury shares and accumulated other comprehensive loss.

Adjustments to the Pro Forma Condensed Combined Statements of Operations related to the Merger include the following:

(j)

Reflects two separate adjustments to conform Orbotech’s accounting policies to those of KLA. First, reflects an adjustment to record certain overhead expense that had been capitalized in inventory by Orbotech. Historically, Orbotech capitalized in inventory certain overhead expenses, including service overhead and logistic costs. Based on KLA’s accounting policy, such costs are expensed as part of cost of revenues. $0 million (as a result of rounding) and $2 million are expensed for the six months ended December 31, 2018 and the twelve months ended June 30, 2018, respectively. Second, reflects adjustments to conform Orbotech’s revenue and costs of revenues recognition procedures with those of KLA, specifically those related to timing of transfer of control over products to the customer. Revenue decreased by $12 million and $11 million, and costs of revenues decreased by $4 million and $5 million for the six months ended December 31, 2018 and the twelve months ended June 30, 2018, respectively. Refer to Note 5(b) for the corresponding adjustment on the pro forma condensed combined balance sheet.

(k)

Reflects the adjustments to record elimination of historical depreciation expense and recognition of new depreciation expense based on the fair value of property, plant and equipment. The depreciation of property, plant and equipment is based on the estimated remaining useful lives of the assets, and is calculated on a straight-line basis.

	Pro Forma Six Months Ended December 31, 2018			Pro Forma Twelve Months Ended June 30, 2018
	COR	R&D	SG&A	COR	R&D	SG&A
	(in millions)			(in millions)
Elimination of Orbotech historical depreciation expense	$(1)	$(4)	$(7)	$(1)	$(7)	$(13)
Depreciation of acquired property, plant & equipment	1	4	7	1	8	14

Total additional depreciation expense	$—	$—	$—	$—	$1	$1

(l)

Reflects the adjustments to record amortization expense related to identifiable intangible assets calculated on a straight-line basis. The amortization of intangible assets is based on the periods over which the economic benefits of the intangible assets are expected to be realized.

	Pro Forma Six Months Ended December 31, 2018		Pro Forma Twelve Months Ended June 30, 2018
	COR	SG&A	COR	SG&A
	(in millions)		(in millions)
Elimination of Orbotech’s historical intangible asset amortization	$(7)	$(8)	$(13)	$(12)
Amortization of purchased identifiable intangible assets	53	52	105	103
Total additional intangible asset amortization expense	$46	$44	$92	$91

(m)

Reflects the adjustments to share-based compensation expense for equity-based retention awards. In connection with the Merger, KLA has granted certain retention awards to certain employees and senior management employees, including the Chief Executive Officer (“Levy”) and Chief Operating Officer (“Steimberg”) of Orbotech. The equity-based retention awards granted to non-management employees have an aggregate grant date fair value of $12 million, and the awards granted to senior management (including executive officers but which, for this purpose, will not include Levy and Steimberg) have an aggregate grant date fair value of $4 million, all of which vest 50% in the first year and 50% in the second year. Steimberg has been granted performance-based restricted stock units with a target value of $6.9 million, which vest 75% in the first year and 25% in the second year, and time-based restricted stock units with a value of $2.3 million, which vest 50% in the first year and 50% in the second year. The aforementioned awards result in total adjustments to the pro forma statements of operations of $6 million and $15 million for the six months ended December 31, 2018 and the year ended June 30, 2018, respectively. In addition, Levy has been granted performance-based restricted stock units with a target value of $5.7 million and time-based restricted stock units with a value of $1.9 million, both of which vest over a one-year period. Certain senior management employees, including Levy and Steimberg, also are entitled to the acceleration of certain compensation arrangements upon a change in control, which total amount of such acceleration is approximately $6 million and will be recognized by KLA on the Closing Date. The unaudited pro forma condensed combined statements of operations do not reflect the adjustments for (i) the cash-based retention awards (as described in Note 5(a) above), (ii) the awards granted to Levy, or (iii) the acceleration occurring upon a change in control, as they are not expected to have a continuing impact on the operating results of the combined company.

	Pro Forma Six Months Ended December 31, 2018			Pro Forma Twelve Months Ended June 30, 2018
	COR	R&D	SG&A	COR	R&D	SG&A
	(in millions)			(in millions)
Incremental share-based compensation expense from equity-based retention awards	$1	$1	$4	$2	$2	$11

Total incremental share-based compensation expense	$1	$1	$4	$2	$2	$11

(n)

Reflects the net adjustments to share-based compensation expense for the post-combination portion of Orbotech’s equity awards assumed by KLA. The new share-based compensation expense is amortized on a straight-line basis over the remaining vesting periods. The following table reflects the elimination of Orbotech’s historical share-based compensation expense and the fair value of KLA’s replacement equity awards to be recognized over the period for which the post-combination service of Orbotech’s employees is required:

Reflects the adjustments to eliminate

	Pro Forma Six Months Ended December 31, 2018			Pro Forma Twelve Months Ended June 30, 2018
	COR	R&D	SG&A	COR	R&D	SG&A
	(in millions)			(in millions)
Reversal of Orbotech’s historical share-based compensation expense	$(1)	$(1)	$(1)	$(1)	$(2)	$(3)
Post-combination share-based compensation expense	1	2	3	3	4	9

Total incremental share-based compensation expense	$—	$1	$2	$2	$2	$6

(o)

incurred Merger costs, which were recorded in KLA and Orbotech’s selling, general and administrative expenses for the respective historical periods included in the pro forma condensed combined statements of operations for the six months ended December 31, 2018 and the twelve months ended June 30, 2018.

	Pro Forma Six Months Ended December 31, 2018	Pro Forma Twelve Months Ended June 30, 2018
	SG&A	SG&A
	(in millions)	(in millions)
KLA Merger costs	$(7)	$(9)
Orbotech Merger costs	(1)	(4)

Total adjustments to eliminate Merger costs	$(8)	$(13)

(p)	Reflects the adjustments to eliminate interest expense associated with the repayment of Orbotech’s existing debt.

(q)

Reflects an estimate of the tax impacts of the Merger on the statements of operations, primarily related to the fair value adjustments for acquired property and equipment and intangibles and the elimination of non-recurring transactions costs. The taxes associated with these adjustments reflect the statutory tax rates in the various jurisdictions where the adjustments are expected to be incurred, adjusted for the expected non-deductibility of the Merger costs. KLA’s effective tax rate following the Merger will be affected by various factors, including tax planning, the repatriation of foreign earnings, and other permanent tax differences and therefore may differ from the estimated amount materially.

(r)	Reflects the adjustments to weighted average shares outstanding.

Pro Forma Basic Weighted Average Shares	Pro Forma Six Months Ended December 31, 2018	Pro Forma Twelve Months Ended June 30, 2018
	(in thousands)	(in thousands)
Historical weighted average shares outstanding	153,684	156,346
Issued KLA common stock as consideration for Orbotech shares	12,293	12,293

Pro forma weighted average shares (basic)	165,977	168,639

Pro Forma Diluted Weighted Average Shares	Pro Forma Six Months Ended December 31, 2018	Pro Forma Twelve Months Ended June 30, 2018
	(in thousands)	(in thousands)
Historical weighted average shares outstanding	154,389	157,378
Anti-dilutive securities excluded from the computation of diluted net income per share	—	—
Issued KLA Common Stock as consideration for Orbotech shares	12,293	12,293
Dilutive Impact of Unvested Orbotech Options, RSUs and Equity-Based Retention Awards (1)	832	832

Pro forma weighted average shares (diluted)	167,514	170,503

(1)

The dilutive impact of unvested Orbotech options, restricted stock units, and equity-based retention awards for the six months ended December 31, 2018 and twelve months ended June 30, 2018, each on a pro forma basis, was 11,982 options, 517,859 restricted stock units and 301,989 equity-based retention awards.

6.	Financing related adjustments

Adjustments to the Pro Forma Condensed Combined Balance Sheet related to the Financing include the following:

(a)

Reflects the cash proceeds and new debt from the Financing of $900 million. The revolving Credit Facility has a total commitment of $1 billion and matures on November 30, 2023. The debt issuance costs of $3 million have already been presented as a deferred asset in other non-current assets and the remaining balance and reflected in KLA’s historical consolidated balance sheet as of December 31, 2018.

Adjustments to the Pro Forma Condensed Combined Statements of Operations related to the Financing include the following:

(b)

Reflects the interest expense and amortization of debt issuance costs associated with the Financing, totaling approximately $16 million and $33 million for the six months ended December 31, 2018 and the year ended June 30, 2018, respectively. Interest is calculated as 1.125% plus LIBOR and is payable on the last day of every March, June, September and December. For purpose of the pro forma interest calculation, a LIBOR rate of 2.49% as of February 19, 2019 has been utilized. A 0.125% change in interest rate would result in a change in interest expense of $1 million annually.

(c)

Reflects the tax effect of the Financing on the statements of operations using historical statutory tax rates by jurisdiction. The taxes associated with these adjustments reflect the statutory tax rates in the various jurisdictions where the taxes subject to adjustment are expected to be incurred, adjusted for the expected non-deductibility of the transaction costs.